Exhibit 10.5

Current Capital Loans Contract

(Contract No: 2015 JZJZ 001)

Borrower:	Yantai Jinzheng Environmental Technology Co., Ltd.

烟台金正环保科技有限公司

Business License No: 370602200087371

Legal Representative/ Person in Charge: Zhang Zhuo

Address: No.6 Guangchang South Road, Laishan Economic Development Zone, Yantai Municipality, Shandong Province

Zip Code: 264003

Bank of Deposit: Bank of China Corp., Yantai Bonded Port Areas Branch

Telephone: 0535-6264177      Fax: 0535-6262600

Lender:	Bank of China Corp., Yantai Bonded Port Areas Branch

中国银行股份有限公司烟台保税港区支行

Legal Representative/ Person in Charge: Zhang Xinquan

Address: No.88-1 Huanhai Road, Zhifu District, Yantai Municipality, Shandong Province

Zip Code: 264000

Telephone: 0535-6858781     Fax: 0535-6858796

The Borrower and the Lender, after reaching agreement through equal negotiations on the current capital loans to the Borrower by the Lender, hereby enter into this Contract.

Article 1: The Amount of Loans

Currency of this Contract: RMB.

The amount of Loans:	(in words) RMB five million only;

(in figures ) RMB 5,000,000 Yuan.

Article 2: The Period of Loans

The period of loans under this Contract shall be twelve month, the starting date shall be the actual drawdown date, or date of initial drawings in case of drawdown in installments.

The Borrower shall draw out loans in strict compliance with the stipulated drawdown date. In case the actual drawdown date is late than the stipulated drawdown date, Borrower shall still repay the loans in accordance with the stipulated repayment schedule.

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Article 3: The Purpose of Loans

The Purpose of Loans: purchasing membrane module, diversion plate, electric motor.

Any misappropriation of the loan proceeds under this Contract is not allowed, including but not limited to the investment on fixed assets, stock equities, or on any areas and purposes prohibited to manufacture and operate unless there is a written approval from the lender.

Article 4: The Interest Rate of Loans and the Calculation

1.	The Interest Rate of Loans

Floating rate shall be executed, the interest rate of the loans shall be calculated from the actual drawdown date (or date of initial drawings in case of drawdown in installments). Each twelve month shall be a floating cycle and shall reset the rate. The date to reset the interest rate shall be the first day of the next cycle (the correspondent day of the resetting month), or the last day of the resetting month in case there is no such correspondent day existing.

For each drawdown:

The floating loan interest rate of RMB shall be executed (based on loan prime rate issued by National Inter-Bank Borrowing Center).

A.	The interest rate of first cycle (from the drawdown date to the due date of the first cycle) shall be the average rate of loan prime rate quotation issued by National Inter-Bank Borrowing Center plus 135.50 points;

B.	The interest rate shall be reset based on the average rate of loan prime rate quotation issued on the last working day of that day by National Inter-Bank Borrowing Center plus 135.50 points, together with other installments, as the rate applied on that floating cycle.

2.	The Calculation of Interest

The interest of loans shall be calculated from the actual drawdown date, and shall be based on the actual amount of drawdown and the actual days of usage.

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The formula of the calculation: interest=principal of loans*actual days of usage*interest rate per day.

The base for calculating interest rate per day is 360 days a year, the conversion equation: interest rate per day=interest rate per year/360.

3.	The Methods of Settling Interests

The interest shall be settled quarterly, each 20th of the last month of each quarter is the day to settle interest, the next day (21st) is the day to repay interest.

In case the day to repay the last installment of the principal of loans is inconsistent with the day to repay the interest, the former day shall be the same with the latter day, and the Borrower shall pay off all due interest on that day.

4.	The Penalty

(1)	In case the Borrower fails to repay the loans before the due date, or fails to use the loans for purposes as agreed in this Contract, the Lender shall be entitled to collect default interest for the overdue part or the misappropriation from the due date or the misappropriation date in line with the default interest rate stipulated in this article.

In case the Borrower fails to do either of them, the Lender shall be entitled to collect penalty interest in line with a higher penalty rate.

(2)	In case the Borrower fails to repay the interest of loans and the penalty interest before the due date, the Lender is entitled to collect compound interest in line with the methods of settling interest stipulated in Article 4.3 and the penalty rate stipulated in this article.

(3)	The Penalty Rate

The penalty rate for loans under floating rate:

A.	The rate shall float from the due date or the misappropriation date in line with the floating cycle stipulated in Article 4.1. The day to reset the penalty rate shall be the correspondent day of the due date or the misappropriation date in the resetting month, or the last day of the resetting month in case there is no such correspondent day existing.

B.	The penalty rate for overdue and misappropriated loans shall be 50% more than the penalty prime rate stipulated in Article 4.4(3) C.

C.	The penalty prime rate in first floating cycle shall be the rate of loans actually executed in the cycle of the due date or misappropriation. The penalty prime rate in next floating cycle after each floating cycle expiration shall be reset in line with Article 4.1 on the resetting day.

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Article 5: Drawdown Requirements

The Borrower shall satisfy all requirements as follows for drawdown:

1.	The Contract and the attachments shall come into force;

2.	The Borrower has provided guarantees as required by the Lender. The Guarantee Contracts are effective and has been examined, approved and put on record pursuant to related rules;

3.	The Borrower has reserved and concluded the documents, vouchers, seals, list of staff, specimen signature related to the performance of this Contract to the Lender, and has filled in the related loan vouchers;

4.	The Borrower has opened a necessary account for performing the Contract as required by the Lender;

5.	The Borrower shall submit the written drawdown application, and other materials to prove the purpose of the loans to the Lender, and complete the related drawdown procedures five (5) banking days before the drawdown;

6.	The Borrower shall submit the written decisions and authorizations on the agreement of concluding and performing this Contract by the board of directors or other authorized departments;

7.	Other requirements as stipulated in laws, regulations, and in this Contract.

Should the above-mentioned requirements not be satisfied by the Borrower, unless agreed by the Lender otherwise, the Lender shall be entitled to refuse the drawdown applications by the Borrower.

Article 6: The Date and Methods of Drawdown

1.	The Borrower shall draw out the loans in a lump sum within twenty (20) days from November 10th, 2015.

2.	Should the Borrower fails to draw out the loans before the due date stipulated above, the Lender shall be entitled to refuse the drawdown applications by the Borrower.

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Article 7: Payment of Loans

1.	The Disbursement Account

The Borrower opened the following account at the Lender for the granting and payment of loans.

Account Name:	Yantai Jinzheng Environmental Technology Co., Ltd.

烟台金正环保科技有限公司

2.	The Methods of Payment

(1)	The methods of payment shall be executed in accordance with laws, regulations, regulations for supervision, and stipulations of this Contract. The method of disbursing an installment shall be confirmed in the drawdown application. Should the method of payment selected in the drawdown application is considered not conforming to the requirements by the Lender, the Lender is entitled to change the disbursement methods or to stop the granting of loans.

(2)	Entrusted payment of loans by the Lender refers to the disbursement of loans by the Lender to the counterparty of the Borrower conforming to the stipulated purposes pursuant to the drawdown application and the consignation of payment by the Borrower. In accordance with related rules of China Banking Regulatory Commission and internal management regulations of the Lender, upon satisfaction of one of the following requirements, the Lender shall disburse the loans by entrusted payment:

A.	The Borrower and the Lender newly establish a relationship of credit operations, and the credit rating of the Borrower fails to satisfy the internal requirements of the Lender;

B.	The payment target at the time of drawdown application is definite (the account and the account name are definite), and each payment exceeds three million Yuan (RMB 3,000,000);

C.	Other requirements as stipulated by the Lender, or as concluded with the Borrower.

(3)	Independent payment of loans by the Borrower refers to the circumstance that the Lender disburses the loans to the account of the Borrower pursuant to the drawdown application by the Borrower, and the Borrower independently pay the counterparty of the Borrower conforming to the stipulated purposes. All other methods of payment shall be independent payment, unless it conforms to entrusted payment stipulated in preceding clause.

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(4)	The alteration of payment. In case the external payments, or credit rating of the Borrower changes after submission of drawdown application, and the requirements stipulated in Article 7.2(2) are satisfied, the payment of loans shall be altered. Should the amount of payment, the payment target, or the purpose of loans is changed under the alteration of payment, or entrusted payment, the Borrower shall provide a written elucidation for alteration application to the Lender, and shall resubmit the drawdown application and related transaction materials for proving the purpose of loans.

3.	Specific Requirements for Entrusted Payment of Loans

(1)	The consignation of payment. In case the requirements of entrusted payment are satisfied, the Borrower shall provide a drawdown application with specific consignation of payment, which authorizes and consigns the Lender to directly disburse the loans to the account of the counterparty conforming to the stipulated purposes designated by the Borrower after the loans are transferred to the designated account of the Borrower. The Borrower shall also provide necessary payment information, such as the name and account of the receiving counterparty, the amount of payment, etc.

(2)	The provision of transaction materials. In case the requirements of entrusted payment are satisfied, the Borrower shall provide its account for disbursing loans, the account information of the counterparty, and the materials to prove that the drawdown conforms to the stipulated purposes at the time of each drawdown. The Borrower shall guarantee that all the materials provided to the Lender are authentic, complete, and effective. The Lender shall bear no liabilities upon entrusted payment delay due to the inauthentic, inaccurate, and incomplete transaction materials provided by the Borrower, while it shall in no manner affect the existing repayment obligations of the Borrower under this Contract.

(3)	The performance of entrusted payment of loans by the Lender.

A.	For entrusted payment of loans, the loans shall be disbursed to the counterparty of the Borrower through the account of the Borrower after the Borrower submits the consignation of payment and related transaction materials, and the Lender examines and verifies, and approves.

B.	Should the Lender find the related transaction materials provided by the Borrower, such as those for proving the purposes of loans, do not conform to this Contract, or have other flaws, the Lender shall be entitled to require the supplement, substitution, elucidation, or resubmission of related materials by the Borrower. The Lender shall be entitled to refuse the granting and payment of the loans before the Borrower submits the related transaction materials which are considered to be eligible by the Lender.

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C.	The Lender shall bear no liabilities upon entrusted payment delay due to the refund made by bank of deposit of the counterparty, while it shall in no manner affect the existing repayment obligations of the Borrower under this Contract. For the refund made by bank of deposit of the counterparty, the Borrower authorizes the Lender to block hereof. Under this circumstance, the Borrower shall resubmit the related transaction materials, such as the consignation of payment and materials to prove the purposes.

(4)	The Borrower shall not evade entrusted payment by the Lender by way of breaking up the whole into parts.

4.	Upon disbursement of loans, the Borrower shall provide the using records and materials of loans timely as required by the Lender. The materials hereof include but not limit to the related transaction materials, such as the receipt of payment, purchase-and-sale contract for proving the purposes, etc.

5.	Upon one of the following circumstances, the Lender shall be entitled to reconfirm the granting and payment requirements of loans, or stop the granting and payment:

(1)	The Borrower evades entrusted payment by the Lender by way of breaking up the whole into parts, which violates this Contract;

(2)	The credit of the Borrower is decreasing, or the profitability of its principal business is weak;

(3)	Abnormality exists in the usage of loans;

(4)	The Borrower fails to provide the using records and materials of loans timely as required by the Lender;

(5)	The Borrower pays the loans by violating this article.

Article 8: Repayment of Loans

1.	The Borrower designates the following account as the one to withdraw funds from circulation, funds from circulation shall be withdrawn to this account. The Borrower shall provide the transferring record of funds in this account. The Lender is entitled to require the Borrower to elucidate the large and abnormal transfers of funds in this account, and monitor this account.

Account Name:	Yantai Jinzheng Environmental Technology Co., Ltd.

烟台金正环保科技有限公司

2.	Unless stipulated by the parties otherwise, the Borrower shall repay the loans in accordance with the repayment schedule hereof:

Repay all the loans under this Contract at the due date.

Should the Borrower alter the above repayment schedule, the Borrower shall submit a written alteration application to the Lender thirty (30) banking days before the maturity day of the correspondent loans. The alteration shall be approved by both parties in written form.

3.	Unless stipulated by the parties otherwise, in case the Borrower fails to repay the principal and interest of loans, the Lender shall be entitled to decide the order of repayment of principal and interest; in case there are several due and overdue loans under repayment in installments, the Lender shall be entitled to decide the order of certain installments; in case there are several loans contracts between the two parties expire, the Lender shall be entitled to decide the repayment order of contracts.

4.	Unless stipulated by the parties otherwise, should a written notice is given to the Lender seven (7) banking days before the intended prepayment date, prepayment of loans by the Borrower shall be allowed. The repayment shall in reverse order, which means the last due loan shall be repaid by the prepayments first.

5.	The Borrower shall deposit sufficient funds in the following account for repayment one (1) banking day before each due date of principal and interest of loans. The Lender shall be entitled to independently collect the funds at each due date.

Account Name of Repayment: Yantai Jinzheng Environmental Technology Co., Ltd.

烟台金正环保科技有限公司

Article 9: Guarantee

1.	The methods of guarantee under this Contract shall be:

This Contract is the principal contract of the Maximum Amount Guarantee Contract (Contract No: 2015 LYBBZ 001) concluded by the Guarantor Li Yuebiao and his wife who provide the maximum amount guarantee and the Lender.

This Contract is the principal contract of the Maximum Amount Guarantee Contract (Contract No: 2015 RTBZ 001) concluded by the Guarantor Yantai Runtai Medicine Co., Ltd who provide the maximum amount guarantee and the Lender.

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This Contract is the principal contract of the Maximum Amount Guarantee Contract (Contract No: 2015 JMBZ 001) concluded by the Guarantor Shandong Jinmo Reused Water Resources Co., Ltd who provide the maximum amount guarantee and the Lender.

This Contract is the principal contract of the Maximum Amount Mortgage Contract (Contract No: 2015 CXJDZ 001) concluded by the Guarantor Chen Xiaojun who provide the maximum amount guarantee and the Lender.

This Contract is the principal contract of the Maximum Amount Mortgage Contract (Contract No: 2015 ZYDZ 001) concluded by the Guarantor Zhang Yue who provide the maximum amount guarantee and the Lender.

2.	The Lender shall be entitled to, and the Borrower shall be obliged to provide new guarantees, or change the Guarantor to guarantee the loans under this Contract, in case the Lender considers the abilities of the Borrower and the Guarantor to perform the Contract are affected, or the Guarantee Contract become invalid, revoked, or terminated, or the financial status of the Borrower and the Guarantor deteriorate, or the Borrower and the Guarantor are involved in litigation or arbitration, or other reasons that may affect their abilities of performing, or the Guarantor violates the Guarantee Contract or other contracts concluded with the Lender, or the collateral value of guarantees decrease or lose due to devaluation, damage, loss or seizure.

Article 10: Statements and Undertakings

1.	The Borrower states as follows:

(1)	The Borrower is a legal entity duly established and validly existing in accordance with Chinese law, and has sufficient civil capacity to conclude and perform this Contract;

(2)	The signature and performance are based on the true declaration of will of the Borrower, are lawfully and validly authorized pursuant to its rules and other requirements of its internal management documents, and shall in no manner violate any agreement, contract, or other legal document which has binding force on the Borrower; the Borrower has acquired, or will acquire all approvals, licenses, records or registrations for signing and performing this Contract;

(3)	All documents, financial statements, loan vouchers and other materials provided by the Borrower are authentic, complete, accurate and valid;

(4)	The transaction background of business elucidated by the Borrower to the Lender at the time of application is authentic and lawful, and is not involved in illegal purposes, such as money laundering;

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(5)	The Borrower does not conceal any events that may affect the financial status and the abilities of performing the Contract of the Borrower and the Guarantor;

(6)	The Borrower and the project for loans conform to National environmental standards, and do not fall into the companies, or projects with high energy consuming, severe polluting problems and without effective rectification and improvement, published and recognized by related authorities, and do not have such risks;

(7)	Other items stated by the Borrower.

2.	The Borrower undertakes as follows:

(1)	Report and submit financial statements (including but not limited to annual, quarterly, and monthly financial reports) and other materials to the Lender regularly or timely as required by the Lender; the Borrower guarantee to abidingly satisfy the following financial index requirement: the asset-liability ratio shall not exceed 80%;

(2)	In case the Borrower and the Guarantors of this Contract have signed, or will sign counter-guarantee or similar agreements for their guarantee obligations, such agreements shall in no manner derogate any rights of the Lender under this Contract;

(3)	Accept the credit examination and supervision of the Lender, and provide sufficient assistance and cooperation; the Borrower shall summarize and report the payment and usage of loans regularly as required by the Lender under independent payment, specific time for summarizing and reporting: before 5th of each month;

(4)	Consolidation, split, decrease of capital, stock equity transfer, overseas investment, materially increase of debt financing and other activities which may negatively affect the Borrower’s ability to repay the loans shall be subject to written consent from the Lender in advance;

Upon the following circumstances, the Borrower shall notice the Lender timely:

A.	The articles of association, scope of business, registered capital, or legal representative of the Borrower and the Guarantor are altered;

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B.	Modes of operations are altered, such as changing into affiliated companies, joint ventures, cooperative ventures, contract operations, reconstructing, restructuring, and planning to be listed, etc.;

C.	Being involved in major litigation or arbitration, properties or guarantees are seized, impounded or regulated, or to set new warranties on the guarantee;

D.	Being involved with winding-down, dissolution, liquidation, suspending business for rectification, revocation, revocation of business license, bankruptcy, etc.;

E.	The shareholders, directors, and the present senior managers are under suspicion of involving in major cases or economic disputes;

F.	Other events of default by the Borrower under this Contract;

G.	Other difficulties occurred in business, and the deterioration of financial status, etc.;

(5)	The repayment to the Lender shall be prior to other loans from its shareholders, and shall be no later than other debts of the similar kind;

(6)	From the date this contact coming into force until the principal and the interest of the loans, and other fees under this Contract are paid off, no dividends or bonus shall be distributed in any form;

(7)	Any method to deal with the self-owned assets, which will lower its ability in refunding the debts, shall not be allowed. The Borrower undertakes that the amount of outwards guarantee shall be no more than twice times than its self-owned net assets, and the total of outwards guarantee and the amount of individual guarantee shall not exceed the limit stipulated in the articles of association;

(8)	Unless conforming to the purposes stipulated in this Contract, or agreed by the Lender otherwise, the Borrower shall not transfer the funds under this Contract to accounts of the same name, or related accounts.

Upon this circumstance, the Borrower shall provide the correspondent proving materials.

(9)	Upon loans under this Contract, the requirements of loans provided by the Borrower to the Lender, such as the guarantees, the setting of interest rate, and the order of repayment, shall be no less than those provided to other financial institutions at present or in the future.

(10)	The Lender shall be entitled to withdraw the loans in advance in accordance with the withdrawal of funds from circulation of the Borrower.

(11)	Before the granting of loans, the Borrower shall pay off the micro loans to Bank of China.

(12)	Other items undertaken by the Borrower.

Article 11: Disclosure of Connected Transactions of the Borrower

The Borrower does not belong to group customers confirmed by the Lender pursuant to Risk Management Guidance for Group Customer in Commercial Bank on Credit Business (hereinafter the Guidance).

Upon one of the following circumstances, the Lender shall be entitled to decide unilaterally the cessation of disbursing loans which are not in the possession of the Borrower, and shall be entitled to withdraw the principal and the interest partly or entirely in advance: under false contracts with related parties, the Borrower discount or pledge in banks based on credits like note receivable, account receivable without actual trading background; the Lender considers it may affect the security of loans due to the occurrence of major mergers, restructurings, etc.; the Borrower intends to evade the credit of banks through related transactions; other circumstances stipulated by article 18 of the Guidance.

Article 12: Events of Default and Remedial Measures

Each of the following events shall constitute or deemed as an event of default under this Contract:

1.	The Borrower fails to perform the repayment obligations under this Contract to the Lender;

2.	The Borrower fails to use any loan in accordance with the purposes agreed under this Contract;

3.	The Borrower fails to make authentic statements, or violates its undertakings under this Contract;

4.	Under the circumstances stipulated in Article 10.2(4), the Lender considers it may affect the financial status and performing abilities of the Borrower and the Guarantors, and the Borrower fails to provide new guarantee, and change the Guarantor;

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5.	The credit rating of the Borrower decreases, or the financial index of the Borrower deteriorates, such as the profitability, ability in refunding the debts, operating ability, or the amount of cash flows decreases, breaking the index restraint stipulated in this Contract or other financial covenants;

6.	Events of default occurring from other contracts concluded by the Borrower and the Lender, or by the Borrower and other branches of Bank of China; or from credit contracts concluded by the Borrower and other financial institutions;

7.	The Guarantor violates the Guarantee Contract, or events of default occurring from other contracts concluded by the Guarantor and the Borrower, or by the Guarantor and other branches of Bank of China;

8.	The Borrower is involved with suspending business, dissolution, revocation, bankruptcy;

9.	The Borrower is or will be involved in major economic disputes, litigation, arbitration, or its assets are seized, impounded or enforced, or other similar proceedings made by judicial organs, tax authorities, or administrative organs for industry and commerce, which have already or may lead to a material adverse effect on the Borrower’s ability to perform its obligation under this Contract;

10.	The principal investors, key management members of the Borrower alter abnormally, disappear, or are investigated, restricted the right to freedom by judicial organs pursuant to laws, which have already or may lead to a material adverse effect on the Borrower’s ability to perform its obligation under this Contract;

11.	Upon examination and verification on the financial status and ability of performance of the Borrower each year (referring to annually as of the date of effectiveness of this Contract), the Lender finds circumstances which have already or may lead to a material adverse effect on the Borrower’s ability to perform its obligation under this Contract;

12.	The large and abnormal transfers of funds exist in the account to withdraw funds from circulation, and the Borrower fails to provide the elucidation materials recognized by the Lender;

13.	The Borrower violates other stipulations on parties’ rights and obligations in this Contract.

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Where the foresaid events of default occur, the Lender shall be entitled to adopt the following measures separately or in the meantime:

1.	Require the Borrower, the Guarantee to rectify its violations within a specified time;

2.	Reduce or suspend the line of credit partly or entirely, or cancel or stop the line of credit;

3.	Suspend or stop accepting the drawdown application by the Borrower partly or entirely under this Contract, or under other contracts concluded by the Borrower and the Lender; suspend, cancel, or stop the granting, disbursement and acceptance of the remaining loans and trade financing hasn’t been accepted;

4.	Declare that all the principal, interest, and other fees of the remaining loans, trade financing under this Contract, or under other contracts concluded by the Borrower and the Lender expire partly or entirely;

5.	Terminate this Contract, as well as other contracts concluded by the Borrower and the Lender partly or entirely;

6.	Require the Borrower to compensate the loss caused by its violations, including but not limited to court expense, lawyer’s fee, notarial fee, and expense of execution arising from the realization of creditor’s right;

7.	Directly deduct the deposit in the account opened at the Lender, or other branches of Bank of China, to settle partial or all debts owed by the Borrower under this Contract. The undue loans in the account shall be deemed due in advance. In case of any inconsistency between the loan currency in this account and the currency used in the Lender’s business, the exchange rate should be converted based on the listed exchange rate applied by the Lender at that day;

8.	Exercise the rights of guarantee;

9.	Require the Guarantor to undertake the liability of guarantee;

10.	Other measures deemed as necessary and possible by the Lender.

Article 13: Reserved Rights

Any party who fails to exercise partial or all rights under this Contract, or fails to require the other party to perform, undertake partial or all obligations, liabilities, does not constitute the abandon of the rights, or the immunity of the obligations and liabilities.

Any party who is given tolerance, extension, or delay to exercise its rights under this Contract, does not affect any rights of the other party under laws, regulations and this Contract, and shall not be deemed the abandon of the rights.

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Article 14: Alteration, Modification, and Termination

This Contract may be altered or modified by both parties by concluding a written agreement upon consensus.

Unless stipulated by laws, regulations, and the parties otherwise, this Contract shall not be terminated until all rights and obligations are fulfilled and performed.

Unless stipulated by laws, regulations, and the parties otherwise, any invalid terms of this Contract shall in no manner affect the validity of other terms.

Article 15: Applicable Law and Settlement of Dispute

This Contract shall be governed by the laws and regulations of the People’s Republic of China.

All disputes arising from the execution of, or in connection with this Contract shall be settled through friendly negotiation. In case no settlement to disputes can be reached through negotiation, any party may file a lawsuit to the People’s Court which has jurisdiction pursuant to laws.

During the settlement, should the dispute does not affect the performance of other articles under this Contract, other articles shall be performed.

Article 16: Attachments

The following attachments and other attachments confirmed by both parties, constitute integral parts of this Contract, and are of the same legal effect.

1.	Drawdown Application (format);

2.	Loan Vouchers.

Article 17: Miscellaneous

1.	The Borrower shall not transfer its rights or obligations to a third party, unless there is a written approval from the lender;

2.	In case the Lender has to entrust other branches of Bank of China to perform the Contract, or entitle other branches of Bank of China to take on the burden of and manage the loan business under this Contract, these branches shall be entitled to exercise all rights arising from this Contract, file lawsuits, submit the disputes for arbitrations, and apply for the compulsory implementations in their own names;

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3.	Without affecting other stipulations of this Contract, the Contract has binding force on the lawful successors and transferees of both parties;

4.	Unless stipulated by the parties otherwise, the domicile specified in this Contract shall be the address for parties to communicate. Should the address of any party alters, a written notice shall be given to the other party;

5.	Transactions under this Contract shall be based on parties’ independent benefits respectively. Should the object of transaction constitutes affiliated party or affiliated person pursuant to laws, regulations and supervision requirements, all parties shall not allow this affiliated relationship affect the fairness of the transaction;

6.	The headings and names of business under this Contract are only for convenient reference, which shall not be deemed as the basis of any interpretation to the contents of the Contract, or to the rights and obligations of parties;

7.	The Lender shall be entitled to provide information related to this Contract and the Borrower to the credit investigation system of People's Bank of China, or other systems legally established pursuant to related laws and regulations, for the inquiry and use by qualified institutions and individuals. The Lender shall also be entitled to inquire information about the Borrower through these systems for conclusion and performance of this Contract;

8.	In case the drawdown date or the repayment date comes across an official holiday, it shall be extended to the first working day following that official holiday.

9.	Due to termination or alteration of the Contract pursuant to the alteration of laws, regulations, or requirements made by the regulators, the lender shall be immune from liabilities for failing to perform the Contract.

Article 18: Effectiveness of Agreement

This Agreement becomes effective upon signature and affixing of common stamp/ contract stamp by the legal representatives/ main person in charge or duly authorized representatives of both parties.

This Agreement is executed in septuplicate, with the Lender, the Borrower, the Guarantor, and the mortgage registry organs each holding one copy of the same legal effect.

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The Borrower:	(Seal)

Main Person in Charge or Authorized Representative:

(Signature)

/s/ Zhuo Zhang
Zhuo Zhang

Date: November 10, 2015

The Lender:	(Seal)

Legal Representative/Main Person in Charge or Authorized Representative:

(Signature)

/s/ Zhang Xinquan
Zhang Xinquan

Date: November 10, 2015

The Guarantors:	(Seal)

Legal Representative/Main Person in Charge or Authorized Representative:

(Signature)

Yantai Runtai Medical Co., Ltd

By:	/s/ Wenjun Weng
Wenjun Weng

/s/ Yuebiao Li
Yuebiao Li

/s/ Yanhui Li
Yanhui Li

Shandong Jinmo Renewable Water Resources Co., Ltd.

By:	/s/ Zhuo Zhang
Zhuo Zhang

/s/ Xiaojun Chen
Xiaojun Chen

/s/ Yue Zhang
Yue Zhang

Date: November 10, 2015

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